EXHIBIT (d)(1)

                          INVESTMENT ADVISORY CONTRACT

CONTRACT made this 1st day of September, 2000, between each of THE WRIGHT MANAGED EQUITY TRUST AND THE WRIGHT MANAGED INCOME TRUST, each a Massachusetts business trust (the "Trusts"), on behalf of each series of the Trusts which the Adviser (defined below) and the Trusts shall agree from time to time are subject to this Contract, as set forth on Schedule A (collectively, the "Funds" and individually, the "Fund"), and WRIGHT INVESTORS' SERVICE, INC., a Connecticut corporation (the "Adviser"):

         1. Duties of the Adviser. Each Trust hereby employs the Adviser to act as investment adviser for and to manage the investment and reinvestment of the assets of the Funds and, except as otherwise provided in an administration agreement, to administer the Trust's affairs, subject to the supervision of the Trustees of the Trust, for the period and on the terms set forth in this Contract.

         The Adviser hereby accepts such employment, and undertakes to afford to each Trust the advice and assistance of the Adviser's organization in the choice of investments and in the purchase and sale of securities for each Fund and to furnish for the use of the Trust office space and all necessary office facilities, equipment and personnel for servicing the investments of the Funds and for administering the Trust's affairs and to pay the salaries and fees of all officers and Trustees of the Trust who are members of the Adviser's organization and all personnel of the Adviser performing services relating to research and investment activities. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent any Trust in any way or otherwise be deemed an agent of the Trust.

         The Adviser shall provide each Trust with such investment management and supervision as the Trust may from time to time consider necessary for the proper supervision of its funds. As investment adviser to the Funds, the Adviser shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of each Fund's assets shall be held uninvested, subject always to the applicable restrictions of each Trust's Declaration of Trust, By-Laws and registration statement under the Securities Act of 1933 and the Investment Company Act of 1940, all as from time to time amended. The Adviser is authorized, in its discretion and without prior consultation with the Trusts, but subject to each Fund's investment objective, policies and restrictions, to buy, sell, lend and otherwise trade in any stocks, bonds, options and other securities and investment instruments on behalf of the Funds, to purchase, write or sell options on securities, futures contracts or indices on behalf of the Funds, to enter into commodities contracts on behalf of the Funds, including contracts for the future delivery of securities or currency and futures contracts on securities or other indices, and to execute any and all agreements and instruments and to do any and all things incidental thereto in connection with the management of the funds. Should the Trustees of either Trust at any time, however, make any specific determination as to investment policy for the Funds and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Adviser shall take, on behalf of the Funds, all actions which it deems necessary or desirable to implement the investment policies of each Trust and Fund.

         The Adviser shall place all orders for the purchase or sale of portfolio securities for the account of a Fund with brokers or dealers selected by the Adviser, and to that end the Adviser is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of a Fund or Trust. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser shall use its best efforts to seek to execute portfolio security transactions at prices which are advantageous to the Funds and (when a disclosed commission is being charged) at reasonably competitive commission rates. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services and products (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Adviser. The Adviser is expressly authorized to cause the Funds to pay any broker or dealer who provides such brokerage and research service and products a commission for executing a security transaction which exceeds the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities which the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. Subject to the requirement set forth in the second sentence of this paragraph, the Adviser is authorized to consider, as a factor in the selection of any broker or dealer with whom purchase or sale orders may be placed, the fact that such broker or dealer has sold or is selling shares of the applicable Fund or Trust or of other investment companies sponsored by the Adviser.

         2. Compensation of the Adviser. For the services, payments and facilities to be furnished hereunder by the Adviser, each Trust on behalf of each of its Funds shall pay to the Adviser on the last day of each month a fee equal (annually) to the percentage or percentages specified in Schedule B of the average daily net assets of such Fund throughout the month, computed in accordance with the Trust's Declaration of Trust, registration statement and any applicable votes of the Trustees of the Trust.

         If the Contract is initiated or terminated during any month with respect to any Fund, each Fund's fee for that month shall be reduced proportionately on the basis of the number of calendar days during which the Contract is in effect and the fee shall be computed upon the average net assets for the business days the Contract is so in effect for that month.

         The Adviser may, from time to time, agree not to impose all or a part of the above compensation.

         3. Allocation of Charges and Expenses. Each Trust will pay all of its expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Trust shall include, without limitation
(i) expenses of maintaining the Trust and continuing its existence, (ii) registration of the Trust under the Investment Company Act of 1940, (iii)
commissions, fees and other expenses connected with the purchase or sale of securities, (iv) auditing, accounting and legal expenses, (v) taxes and interest, (vi) governmental fees, (vii) expenses of issue, repurchase and redemption of shares, (viii) expenses of registering and qualifying the Trust and its shares under federal and state securities laws and of preparing and printing prospectuses for those purposes and for distributing them to shareholders and investors, and fees and expenses of registering and maintaining registration of the Trust and of the Trust's principal underwriter, if any, as broker-dealer or agent under state securities laws, (ix) expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefor, (x) expenses of reports to governmental officers and commissions, (xi) insurance expenses, (xii) association membership dues, (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Trust (including without limitation safekeeping of funds and securities, keeping of books and accounts and determination of net asset value), (xiv) fees, expenses and disbursements of transfer agents and registrars for all services to the Trust, (xv) expenses for servicing shareholder accounts, (xvi) any direct charges to shareholders approved by the Trustees of the Trust, (xvii) compensation of and any expenses of Trustees of the Trust, (xviii) the administration fee payable to the Trust's administrator, (xix) the charges and expenses of the independent auditors, (xx) the charges and expenses of legal counsel to the Trust and the Trustees, (xxi) distribution fees, if any, paid by a Fund in accordance with Rule 12b-1 under the 1940 Act, and (xxii) such nonrecurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees and officers with respect thereto.

         4. Other Interests. It is understood that Trustees, officers and shareholders of each Trust are or may be or become interested in the Adviser or any of its affiliates as directors, officers, employees, stockholders or otherwise and that directors, officers, employees and stockholders of the Adviser or any of its affiliates are or may be or become similarly interested in the Trust, and that the Adviser or any of its affiliates may be or become interested in the Trust as a shareholder or otherwise. It is also understood that directors, officers, employees and stockholders of the Adviser or any of its affiliates are or may be or become interested (as directors, trustees, officers, employees, stockholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which the Adviser or any of its affiliates may organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words "Wright" or "Wright Investors" or any combination thereof as part of their names, and that the Adviser or any of its affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.

         5. Limitation of Liability of the Adviser. The services of the Adviser to each Trust are not to be deemed to be exclusive, the Adviser being free to render services to others and engage in other business activities. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to any Trust or to any shareholder of the Trust for any act or omission in the course of or connected with, rendering services hereunder or for any losses which may be sustained in the purchase, holding or sale of any security.

         6. Sub-Investment Advisers. The Adviser may employ one or more sub-investment advisers from time to time to perform such of the acts and services of the Adviser, including the selection of brokers or dealers to execute any Trust's portfolio security transactions, and upon such terms and conditions as may be agreed upon between the Adviser and the sub-investment adviser; provided, however, that any subadvisory agreement shall be subject to approval by the Trustees.

         7. Duration and Termination of this Contract. This Contract shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect as to each Fund up to and including February 28, 2002 and shall continue in full force and effect as to each Trust and Fund indefinitely thereafter, but only so long as such continuance after February 28, 2002 is specifically approved at least annually
(i) by the vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of that Fund and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Adviser or the Trust, in accordance with the requirements of the Investment Company Act of 1940 as now in effect or as hereafter amended, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation, order or interpretive position (together the "1940 Act").

         Either party hereto may, at any time on sixty (60) days' prior written notice to the other, terminate this Contract as to any Fund, without the payment of any penalty, by action of its Board of Directors or Trustees, as the case may be, and a Trust may, at any time upon such written notice to the Adviser, terminate this Contract as to any Fund by vote of a majority of the outstanding voting securities of that Fund. This Contract shall terminate automatically in the event of its assignment.

         8. Amendments of the Contract. This Contract may be amended as to any Fund by a writing signed by both parties hereto, provided that no material amendment to this Contract shall be effective as to that Fund until approved (i) by the vote of a majority of those Trustees of the affected Trust who are not interested persons of the Adviser or the Trust and (ii) by vote of a majority of the outstanding voting securities of that Fund in accordance with the requirements of the 1940 Act.

         9. Limitation of Liability. The Adviser expressly acknowledges the provision in the Declaration of Trust of each Trust limiting the personal liability of shareholders of the Trust, and the Adviser hereby agrees that it shall have recourse only to the applicable Trust for payment of claims or obligations as between the Trust and Adviser arising out of this Contract and shall not seek satisfaction from the shareholders or any shareholder of the Trust. No Trust or Fund shall be liable for the obligations of any other Trust or Fund hereunder.

         10. Certain Definitions. The terms "assignment" and "interested persons" when used herein shall have the respective meanings specified in the 1940 Act. The term "vote of a majority of the outstanding voting securities of that Fund" shall mean the vote of the lesser of (a) 67 per cent or more of the shares of the particular Fund present or represented by proxy at a meeting of shareholders of the fund if the holders of more than 50 per cent of the outstanding shares of the particular Fund are present or represented by proxy at the meeting, or (b) more than 50 per cent of the outstanding interests of the particular Fund, or such other vote as may be required from time to time by the 1940 Act.

         11. Use of the Name "Wright". The Adviser hereby consents to the use by each Trust of the name "Wright" as part of the Trust's name and the name of each Fund; provided, however, that such consent shall be conditioned upon the employment of the Adviser or one of its affiliates as the investment adviser of the Trust. The name "Wright" or any variation thereof may be used from time to time in other connections and for other purposes by the Adviser and its affiliates and other investment companies that have obtained consent to use the name "Wright." The Adviser shall have the right to require a Trust to cease using the name "Wright" as part of the Trust's name and the name of its Funds if the Trust ceases, for any reason, to employ the Adviser or one of its affiliates as the Trust's investment adviser. Future names adopted by a Trust for itself and its Funds, insofar as such names include identifying words requiring the consent of the Adviser, shall be the property of the Adviser and shall be subject to the same terms and conditions.

THE WRIGHT MANAGED EQUITY TRUST     THE WRIGHT MANAGED INCOME TRUST

By:      s/Peter M. Donovan        By:      s/Peter M. Donovan
    -----------------------                 ------------------
         Authorized Officer                 Authorized Officer


WRIGHT INVESTORS' SERVICE, INC.

By:    s/A.M. Moody, III
    --------------------------
       Authorized Officer

                                   SCHEDULE A

                              (Advisory Agreement)

                         The Wright Managed Equity Trust

                           [Funds Subject to Contract]

                     Wright Selected Blue Chip Equities Fund

                      Wright Major Blue Chip Equities Fund

                  Wright International Blue Chip Equities Fund

                         The Wright Managed Income Trust

                           [Funds Subject to Contract]

                            Wright U.S. Treasury Fund

                      Wright U.S. Government Near Term Fund

                          Wright Total Return Bond Fund

                           Wright Current Income Fund

                                   SCHEDULE B

                         (Investment Advisory Contract)

                            ANNUAL ADVISORY FEE RATES
                   --------------------------------------------

                                                                        ANNUAL % ADVISORY FEE RATES
                                                         -----------------------------------------------------------

                                                           Under      $100 Mil.    $250 Mil.   $500 Mil.     Over
                                                         $100 Mil.        to           to          to      $1 Bil.
                                                                      $250 Mil.    $500 Mil.    $1 Bil.
-------------------------------------------------------- ----------- ------------- ----------- ----------- ---------
The Wright Managed Equity Trust

   Wright Selected Blue Chip Equities Fund                0.60%        0.57%        0.54%        0.50%      0.45%
   Wright Major Blue Chip Equities Fund                   0.60%        0.57%        0.54%        0.50%      0.45%
   Wright International Blue Chip Equities Fund           0.80%        0.78%        0.76%        0.72%      0.67%

The Wright Managed Income Trust

   Wright U.S. Treasury Fund                              0.45%        0.44%        0.42%        0.40%      0.35%
   Wright U.S. Government Near Term Fund                  0.45%        0.44%        0.42%        0.40%      0.35%
   Wright Total Return Bond Fund                          0.45%        0.44%        0.42%        0.40%      0.35%
   Wright Current Income Fund                             0.45%        0.44%        0.42%        0.40%      0.35%



                                                                                Effective September 1, 2000

                                   SCHEDULE B

                         (Investment Advisory Contract)

                            ANNUAL ADVISORY FEE RATES
               --------------------------------------------------
                                                                        ANNUAL % ADVISORY FEE RATES
                                                         -----------------------------------------------------------
                                                           Under      $100 Mil.    $250 Mil.   $500 Mil.     Over
                                                         $100 Mil.        to           to          to      $1 Bil.
                                                                      $250 Mil.    $500 Mil.    $1 Bil.
-------------------------------------------------------- ----------- ------------- ----------- ----------- ---------
The Wright Managed Income Trust

   Wright U.S. Treasury Money Market Fund                  0.35%         0.32%        0.32%        0.30%      0.30%




                                                              ANNUAL % ADVISORY FEE RATES
                                                         --------------------------------------

                                                           Under      $500 Mil.       Over
                                                         $500 Mil.        to           $1
                                                                       $1 Bil.        Bil.

-------------------------------------------------------- ----------- ------------- ------------

The Wright EquiFund Equity Trust

   Wright EquiFund  - Hong Kong/China                     0.75%         0.73%        0.68%
   Wright EquiFund - Japan                                0.75%         0.73%        0.68%
   Wright EquiFund - Mexico                               0.75%         0.73%        0.68%
   Wright EquiFund - Netherlands                          0.75%         0.73%        0.68%

Catholic Values Investment Trust

   Catholic Values Investment Trust                       0.75%         0.73%        0.68%
    Equity Fund

The Wright Managed Blue Chip Series Trust

   Wright Selected Blue Chip Portfolio                    0.65%        0.60%        0.55%
   Wright International Blue Chip Portfolio               0.80%        0.75%        0.70%

The Wright Asset Allocation Trust

   Wright Managed Growth with Income Fund                 0.20%         0.18%
   Wright Managed Income with Growth Fund                 0.20%         0.18%
   Wright Managed Growth Fund                             0.20%         0.18%

                                                  Effective September 1. 2000

                                   SCHEDULE A

                              (Advisory Agreement)

                           [Funds Subject to Contract]

The Wright Managed Income Trust

   Wright U.S. Treasury Money Market Fund

The Wright EquiFund Equity Trust

   Wright EquiFund  - Hong Kong/China
   Wright EquiFund - Japan
   Wright EquiFund - Mexico
   Wright EquiFund - Netherlands

Catholic Values Investment Trust

   Catholic Values Investment Trust
    Equity Fund

The Wright Managed Blue Chip Series Trust

   Wright Selected Blue Chip Portfolio
   Wright International Blue Chip Portfolio

The Wright Asset Allocation Trust

   Wright Managed Growth with Income Fund
   Wright Managed Income with Growth Fund
   Wright Managed Growth Fund